UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on December 18, 2014, Reynolds American Inc. (“RAI”) entered into a Credit Agreement (the “Credit Agreement”) among RAI, as borrower, the various agents thereunder and the lenders party thereto from time to time. The Credit Agreement provides for a $2.00 billion senior unsecured revolving credit facility. Certain of RAI’s subsidiaries guarantee RAI’s obligations under the Credit Agreement.

Pursuant to the Credit Agreement, RAI requested that the maturity date of the Credit Agreement be extended by 12 months, from December 18, 2019 to December 18, 2020. On October 21, 2015, the administrative agent under the Credit Agreement (the “Agent”) notified RAI by a letter (the “Notice”) that the extension of the maturity date as requested had been approved by the requisite lenders and was effective as of the date of the notification.

In connection with the maturity date extension, RAI and its guarantor subsidiaries entered into a First Amendment to Credit Agreement, dated as of October 21, 2015 (the “Amendment”), with the Agent and the lenders party thereto. Pursuant to the Amendment, (1) a portion ($35 million) of one lender’s commitment under the Credit Agreement was reduced, and reallocated among certain other lenders party to the Credit Agreement, and (2) the aggregate letter of credit commitments under the Credit Agreement were reduced from $200 million to $100 million.

The agents and lenders under the Credit Agreement, or their respective affiliates, have engaged in, and may in the future engage in, commercial or investment banking, corporate trust or other commercial dealings in the ordinary course of business with RAI or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Notice and the Amendment is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Notice of Extension of Maturity Date, dated October 21, 2015, by the administrative agent under the Credit Agreement.

10.2	First Amendment to Credit Agreement, dated as of October 21, 2015, to the Credit Agreement, dated as of December 18, 2014, among Reynolds American Inc., as Borrower, and the agents and lending institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Notice of Extension of Maturity Date, dated October 21, 2015, by the administrative agent under the Credit Agreement.

10.2	First Amendment to Credit Agreement, dated as of October 21, 2015, to the Credit Agreement, dated as of December 18, 2014, among Reynolds American Inc., as Borrower, and the agents and lending institutions party thereto.